N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(312) 279-1488                                     April 22, 2013

ELS REPORTS FIRST QUARTER RESULTS
Continued Stable Core Performance

CHICAGO, IL – April 22, 2013 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter ended March 31, 2013. All per share results are reported on a fully-diluted basis unless otherwise noted.
Financial Results
Normalized Funds From Operations (“Normalized FFO”) increased $5.3 million, or $0.12 per common share, to $64.0 million, or $1.41 per common share, compared to $58.7 million, or $1.29 per common share, for the same period in 2012. Normalized FFO is calculated by eliminating certain non-operating items from Funds From Operations (“FFO”), such as the change in the fair value of a contingent asset. See page 21 of this release for a complete definition of Normalized FFO and FFO and page 6 for a reconciliation of Normalized FFO and FFO to net income, the nearest GAAP (Generally Accepted Accounting Principles) measure.
FFO increased $6.3 million, or $0.14 per common share, to $65.0 million, or $1.43 per common share, compared to $58.7 million, or $1.29 per common share, for the same period in 2012.
Net income available to common stockholders totaled $35.0 million, or $0.84 per common share, compared to $12.4 million, or $0.30 per common share, for the same period in 2012.
Portfolio Performance
Property operating revenues, excluding deferrals, increased $8.2 million to $182.2 million, compared to $174.0 million for the same period in 2012. Income from property operations increased $4.3 million to $108.1 million compared to $103.8 million for the same period in 2012.
Core property operating revenues increased approximately 3.4 percent and income from Core property operations increased approximately 2.9 percent compared to the same period in 2012.
Balance Sheet
Our cash balance as of March 31, 2013 was approximately $81.8 million. Expanded disclosure on our balance sheet and debt statistics are included in the tables below. Interest coverage was approximately 3.4 times in the quarter.
Year to date, we have paid off the maturing mortgages on two manufactured home properties totaling approximately $12.9 million, with a weighted average interest rate of 6.0 percent per annum.

As of April 22, 2013, we own or have an interest in 383 quality properties in 32 states and British Columbia consisting of 142,682 sites. We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.
A live webcast of our conference call discussing these results will be available via our website in the Investor Information section at www.equitylifestyle.com at 10:00 a.m. Central Time on April 23, 2013.
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2013 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
Tables follow:

First Quarter 2013 - Selected Financial Data

(In millions, except per share data, unaudited)

Quarter Ended
March 31, 2013
Income from property operations - 2013 Core (1)	$106.8
Income from property operations - 2012 Acquisitions (2)	1.3
Property management and general and administrative	(17.1)
Other income and expenses	5.6
Financing costs and other	(32.6)
Normalized FFO (3)	64.0
Change in fair value of contingent consideration asset (4)	1.0
FFO (3) (5)	$65.0

Normalized FFO per share - fully diluted	$1.41
FFO per share - fully diluted	$1.43

Normalized FFO (3)	$64.0
Non-revenue producing improvements to real estate	(4.1)
Funds available for distribution (FAD) (3)	$59.9

FAD per share - fully diluted	$1.32

Weighted average shares outstanding - fully diluted	45.5

___________________________

1.	See page 8 for details of the 2013 Core Income from Property Operations.

2.	See page 9 for details of the Income from Property Operations for the properties acquired during 2012 (the “2012 Acquisitions”).

3.	See page 6 for a reconciliation of Net income available for Common Shares to FFO, Normalized FFO and FAD. See definition of FFO, Normalized FFO and FAD on page 21.

4.
Represents the increase in fair value of the net asset described in the following sentences. We own both a fee interest and a ground leasehold interest in a 2,200 site property. The ground lease provides a purchase option to the lessee and a put option to the lessor. Either option may be exercised upon the death of the fee holder. We are the beneficiary of an escrow funded by the seller consisting of approximately 114,000 shares of our common stock. The escrow was established to protect us from future scheduled ground lease payment increases as well as scheduled increases in the option purchase price over time. The current fair value estimate of the escrow is $7.7 million. We will revalue the asset based on the market value of our common stock as of each reporting date and will recognize in earnings any increase or decrease in fair value of the escrow.

5.	First quarter 2013 FFO adjusted to include a deduction for depreciation expense on rental homes would have been $63.2 million, or $1.39 per fully diluted share.

Consolidated Income Statement

(In thousands, except per share data, unaudited)

	Quarters Ended
	March 31,
	2013	2012
Revenues:
Community base rental income	$105,813	$102,954
Rental home income	4,165	3,043
Resort base rental income	40,739	37,579
Right-to-use annual payments	11,523	11,751
Right-to-use contracts current period, gross	2,831	2,244
Right-to-use contracts, deferred, net of prior period amortization	(1,040)	(607)
Utility and other income	17,165	16,403
Gross revenues from home sales	2,839	2,060
Brokered resale revenue and ancillary services revenues, net	1,796	1,746
Interest income	2,277	2,630
Income from other investments, net (1)	2,480	1,488
Total revenues	190,588	181,291

Expenses:
Property operating and maintenance	56,674	54,442
Rental home operating and maintenance	2,187	1,605
Real estate taxes	12,917	12,522
Sales and marketing, gross	2,361	1,643
Sales and marketing, deferred commissions, net	(463)	(242)
Property management	10,249	9,751
Depreciation on real estate assets and rental homes	26,783	26,099
Amortization of in-place leases	159	18,365
Cost of home sales	2,960	2,216
Home selling expenses	527	333
General and administrative	6,816	6,232
Rent control initiatives and other	232	479
Interest and related amortization	30,252	30,956
Total expenses	151,654	164,401
Income before equity in income of unconsolidated joint ventures and gain on sale of property	38,934	16,890
Equity in income of unconsolidated joint ventures	576	763
Gain on sale of property, net of tax (2)	958	—
Consolidated net income	40,468	17,653

Income allocated to non-controlling interest-Common OP Units	(3,133)	(1,191)
Series A Redeemable Perpetual Preferred Stock Dividends	—	(4,031)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,311)	—
Net income available for Common Shares	$35,024	$12,431

Net income per Common Share - Basic	$0.84	$0.30
Net income per Common Share - Fully Diluted	$0.84	$0.30

Average Common Shares - Basic	41,513	41,088
Average Common Shares and OP Units - Basic	45,242	45,069
Average Common Shares and OP Units - Fully Diluted	45,530	45,369
___________________________________________

1.	For the quarter ended March 31, 2013, includes approximately $1.0 million resulting from the increase in the fair value of a net asset. See footnote 4 on page 4 for a detailed explanation.

2.
For the quarter ended March 31, 2013, a $1.0 million gain was recognized as a result of new tax legislation that was passed that eliminated a previously accrued built-in-gain tax liability related to the disposition of our Cascade property.

Reconciliation of Net Income to FFO, Normalized FFO and FAD

(In thousands, except per share data, unaudited)

	Quarters Ended
	March 31,
	2013	2012
Net income available for Common Shares	$35,024	$12,431
Income allocated to common OP Units	3,133	1,191
Right-to-use contract upfront payments, deferred, net (1)	1,040	607
Right-to-use contract commissions, deferred, net (2)	(463)	(242)
Depreciation on real estate assets	25,038	24,698
Depreciation on rental homes	1,745	1,401
Amortization of in-place leases	159	18,365
Depreciation on unconsolidated joint ventures	273	295
Gain on sale of property, net of tax	(958)	—
FFO (3) (4)	$64,991	$58,746
Change in fair value of contingent consideration asset (5)	(1,018)	—
Normalized FFO (3)	63,973	58,746
Non-revenue producing improvements to real estate	(4,080)	(4,818)
FAD (3)	$59,893	$53,928

FFO per Common Share - Basic	$1.44	$1.30
FFO per Common Share - Fully Diluted	$1.43	$1.29

Normalized FFO per Common Share - Basic	$1.41	$1.30
Normalized FFO per Common Share - Fully Diluted	$1.41	$1.29

FAD per Common Share - Basic	$1.32	$1.20
FAD per Common Share - Fully Diluted	$1.32	$1.19

________________________________

1.
We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The customer life is currently estimated to range from one to 31 years and is based upon our experience operating the membership platform since 2008 as well as historical attrition rates provided to us by Privileged Access. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.	See definition of FFO, Normalized FFO and FAD on page 21.

4.
FFO adjusted to include a deduction for depreciation expense on rental homes for the quarters ended March 31, 2012 and 2013 would have been $63.2 million, or $1.39 per fully diluted share, and $57.3 million, or $1.26 per fully diluted share, respectively.

5.	See footnote 4 on page 4 for a detailed explanation.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended
	March 31,
	2013	2012
Community base rental income (2)	$105.8	$103.0
Rental home income	4.2	3.0
Resort base rental income (3)	40.7	37.6
Right-to-use annual payments	11.5	11.8
Right-to-use contracts current period, gross	2.8	2.2
Utility and other income	17.2	16.4
Property operating revenues	182.2	174.0

Property operating, maintenance, and real estate taxes	69.5	67.0
Rental home operating and maintenance	2.2	1.6
Sales and marketing, gross	2.4	1.6
Property operating expenses	74.1	70.2
Income from property operations	$108.1	$103.8

Manufactured home site figures and occupancy averages:
Total sites	74,113	74,078
Occupied sites	66,509	66,022
Occupancy %	89.7%	89.1%
Monthly base rent per site	$530	$520

Core total sites	73,985	73,950
Core occupied sites	66,509	66,015
Core occupancy %	89.9%	89.3%
Core monthly base rent per site	$530	$520

Resort base rental income:
Annual	$23.0	$21.3
Seasonal	11.8	11.6
Transient	5.9	4.7
Total resort base rental income	$40.7	$37.6

_________________________

1.
See page 5 for a complete Income Statement. The line items that we include in property operating revenues and property operating expenses are also individually included in our Consolidated Income Statement. Income from property operations excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	See the manufactured home site figures and occupancy averages table below within this table.

3.	See resort base rental income table included below within this table.

2013 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended
	March 31,		%
	2013	2012	Change (2)
Community base rental income (3)	$105.8	$102.9	2.8%
Rental home income	4.2	3.0	36.8%
Resort base rental income (4)	38.5	37.6	2.5%
Right-to-use annual payments	11.5	11.8	(1.9)%
Right-to-use contracts current period, gross	2.8	2.2	26.2%
Utility and other income	17.0	16.4	3.5%
Property operating revenues	179.8	173.9	3.4% (5)

Property operating, maintenance, and real estate taxes	68.4	66.9	2.2%
Rental home operating and maintenance	2.2	1.6	35.5%
Sales and marketing, gross	2.4	1.6	43.7%
Property operating expenses	73.0	70.1	4.0% (5)
Income from property operations	$106.8	$103.8	2.9% (5)
Occupied sites (6)	66,622	66,104

Core manufactured home site figures and occupancy averages:
Total sites	73,985	73,950
Occupied sites	66,509	66,015
Occupancy %	89.9%	89.3%
Monthly base rent per site	$530	$520

Resort base rental income:
Annual	$22.0	$21.3	3.4%
Seasonal	11.3	11.6	(2.6)%
Transient	5.2	4.7	10.5%
Total resort base rental income	$38.5	$37.6	2.5%

____________________________

1.
2013 Core properties include properties we owned and operated during all of 2012 and 2013. Income from property operations excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	Calculations prepared using unrounded numbers.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income table included below within this table.

5.
Growth rate excluding right-to-use contract sales and sales and marketing expenses is 3.1%, 3.0%, and 3.1% for property operating revenues, property operating expenses, and income from property operations, respectively, for the quarter ended March 31, 2013.

6.	Occupied sites as of the end of the period shown. Occupied sites have increased by 141 from 66,481 at December 31, 2012.

2012 Acquisitions - Income from Property Operations (1)

(In millions, unaudited)

Quarter Ended
March 31,
2013
Resort base rental income	$2.2
Utility income and other property income	0.2
Property operating revenues	2.4

Property operating expenses	1.1
Income from property operations	$1.3

______________________

1.	Represents actual performance of two properties we acquired during 2012. Excludes property management expenses.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended
	March 31,
	2013	2012
Manufactured homes:
New home	$5.5	$4.0
Used home	9.3	7.2
Rental operations revenues (1)	14.8	11.2
Rental operations expense	(2.2)	(1.6)
Income from rental operations, before depreciation	12.6	9.6
Depreciation on rental homes	(1.7)	(1.4)
Income from rental operations, after depreciation	$10.9	$8.2

Occupied rentals: (2)
New	2,000	1,473
Used	4,141	3,278

	As of
	March 31, 2013		March 31, 2012
Cost basis in rental homes: (3)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$112.3	$101.8	$87.9	$80.6
Used	77.4	69.4	63.2	58.4
Total rental homes	$189.7	$171.2	$151.1	$139.0

____________________________

1.
For the quarters ended March 31, 2013 and 2012, approximately $10.6 million and $8.2 million, respectively, are included in the Community base rental income line in the Consolidated Income from Property Operations table on page 7. The remainder of the rental operations revenue is included in the Rental home income line in the Consolidated Income from Property Operations table on page 7.

2.	Occupied rentals as of the end of the period shown.

3.	Includes both occupied and unoccupied rental homes.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of March 31, 2013
		Sites
Community sites		74,100
Resort sites:
Annuals		22,800
Seasonal		9,000
Transient		9,600
Membership (1)		24,100
Joint Ventures (2)		3,100
Total		142,700

Home Sales - Select Data
	Quarters Ended
	March 31,
	2013	2012
New Home Sales Volume	10	13
New Home Sales Gross Revenues	$481	$704

Used Home Sales Volume	366	314
Used Home Sales Gross Revenues	$2,358	$1,356

Brokered Home Resales Volume	221	263
Brokered Home Resale Revenues, net	$318	$329

__________________________

1.	Sites primarily utilized by approximately 95,000 members. Includes approximately 4,400 sites rented on an annual basis.

2.	Joint venture income is included in the Equity in income from unconsolidated joint ventures line in the Consolidated Income Statement on page 5.

2013 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2013 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans purchased by us in connection with a prior acquisition; (viii) our ability to integrate and operate recent acquisitions in accordance with our estimates; and (ix) ongoing legal matters and related fees.

(In millions, except per share data, unaudited)

Year Ended
December 31, 2013
Income from property operations - 2013 Core (2)	$406.2
Income from property operations - 2012 Acquisitions (3)	2.5
Property management and general and administrative	(66.9)
Other income and expenses (4)	17.4
Financing costs and other	(129.7)
Normalized FFO (5)	229.5
Change in fair value of contingent consideration asset (6)	1.0
FFO (5)	230.5
Depreciation on real estate and other	(101.5)
Depreciation on rental homes	(7.3)
Deferral of right-to-use contract sales revenue and commission, net	(2.7)
Income allocated to OP units	(9.9)
Gain on sale of property	1.0
Net income available to common shares	$110.1

Normalized FFO per share - fully diluted	$4.94 - $5.14
FFO per share - fully diluted	$4.96 - $5.16
Net income per common share - fully diluted (7)	$2.54 - $2.74

Weighted average shares outstanding - fully diluted	45.5

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO, Normalized FFO per share, FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	See page 14 for 2013 Core Guidance Assumptions. Amount represents 2012 income from property operations from the 2013 Core Properties of $395.4 million multiplied by an estimated growth rate of 2.7%.

3.	See page 15 for the 2013 Assumptions regarding the 2012 Acquisitions.

4.	See page 16 for 2011 Acquired Chattel Loan Assumptions.

5.	See page 21 for definitions of Normalized FFO and FFO.

6.	See footnote 4 on page 4 for a detailed explanation.

7.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

Second Quarter 2013 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2013 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans purchased by us in connection with a prior acquisition; (viii) our ability to integrate and operate recent acquisitions in accordance with our estimates; and (ix) ongoing legal matters and related fees.

(In millions, except per share data, unaudited)

Quarter Ended
June 30, 2013
Income from property operations - 2013 Core (2)	$96.9
Income from property operations - 2012 Acquisitions (3)	0.4
Property management and general and administrative	(17.0)
Other income and expenses	4.1
Financing costs and other	(32.7)
Normalized FFO (4)	51.7
Change in fair value of contingent consideration asset (5)	—
FFO (4)	51.7
Depreciation on real estate and other	(25.4)
Depreciation on rental homes	(1.8)
Deferral of right-to-use contract sales revenue and commission, net	(0.7)
Income allocated to OP units	(2.0)
Net income available to common shares	$21.8

Normalized FFO per share - fully diluted	$1.09 - $1.19
FFO per share - fully diluted	$1.09 - $1.19
Net income per common share - fully diluted (6)	$0.47 - $0.57

Weighted average shares outstanding - fully diluted	45.5

_______________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual Normalized FFO, Normalized FFO per share, FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 14 for Core Guidance Assumptions. Amount represents Core Income from property operations for the 2013 Core Properties in 2012 for the quarter ended June 30, 2012 of $95.3 million multiplied by an estimated growth rate of 1.7%.

3.	See page 15 for the 2013 Assumptions regarding the 2012 Acquisitions.

4.	See page 21 for definitions of Normalized FFO and FFO.

5.	See footnote 4 on page 4 for a detailed explanation.

6.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

2013 Core (1)
Guidance Assumptions - Income from Property Operations

(In millions, unaudited)

	Year Ended	2013	Quarter Ended	Second Quarter 2013
	December 31, 2012	Growth Factors (2)	June 30, 2012	Growth Factors (2)
Community base rental income	$414.2	2.8%	$103.2	3.0%
Rental home income	14.1	30.3%	3.4	32.5%
Resort base rental income (3)	134.3	2.9%	30.4	2.5%
Right-to-use annual payments	47.7	(0.4)%	12.2	(2.2)%
Right-to-use contracts current period, gross	13.4	3.6%	2.9	25.4%
Utility and other income	64.3	0.4%	17.6	(7.9)%
Property operating revenues	688.0	3.0%	169.7	2.4% (4)

Property operating, maintenance, and real estate taxes	(274.4)	2.5%	(70.3)	1.8%
Rental home operating and maintenance	(7.4)	19.5%	(1.5)	37.7%
Sales and marketing, gross	(10.8)	11.5%	(2.6)	21.2%
Property operating expenses	(292.6)	3.3%	(74.4)	3.2% (4)
Income from property operations	$395.4	2.7%	$95.3	1.7% (4)

Resort base rental income:
Annual	$87.2	3.8%	$21.5	4.2%
Seasonal	21.1	(1.3)%	2.7	—%
Transient	26.0	3.1%	6.2	(2.2)%
Total resort base rental income	$134.3	2.9%	$30.4	2.5%

_______________________________

1.
2013 Core properties include properties we expect to own and operate during all of 2012 and 2013. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.

2.
Management’s estimate of the growth of property operations in the 2013 Core Properties compared to actual 2012 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using unrounded numbers. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income table included below within this table.

4.
Growth rate excluding right-to-use contract sales and sales and marketing expenses is 3.0%, 3.0%, and 2.9% for property operating revenues, property operating expenses, and income from property operations, respectively, for the year ended December 31, 2012.

2013 Assumptions Regarding 2012 Acquisitions (1)

(In millions, unaudited)

	Year Ended	Quarter Ended
	December 31, 2013	June 30, 2013
Resort base rental income	$5.9	$1.2
Utility income and other property income	0.5	0.1
Property operating revenues	6.4	1.3

Property operating, maintenance, and real estate taxes	(3.9)	(0.9)
Property operating expenses	(3.9)	(0.9)
Income from property operations	$2.5	$0.4

___________________________________

1.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management's best estimate of the most likely outcome for the Acquisition Properties. Actual income from property operations for the Acquisition Properties could vary materially from amounts presented above if any of our assumptions is incorrect.

2011 Acquired Chattel Loan Assumptions

For the year ending December 31, 2013, other income and expenses guidance includes estimated interest income of approximately $4.6 million from notes receivable acquired from the seller and secured by manufactured homes in connection with the purchase of 75 acquisition properties during 2011. As of March 31, 2013, our carrying value of the notes receivable was approximately $23.8 million. Our initial carrying value was based on a third party valuation utilizing 2011 market transactions and is adjusted based on actual performance in the loan pool. Factors used in determining the initial carrying value included delinquency status, market interest rates and recovery assumptions. The following tables provide a summary of the notes receivable and certain assumptions about future performance, including interest income guidance for 2013. An increase in the estimate of expected cash flows would generally result in additional interest income to be recognized over the remaining life of the underlying pool of loans. A decrease in the estimate of expected cash flows could result in an impairment loss to the carrying value of the loans. There can be no assurance that the notes receivable will perform in accordance with these assumptions.

(In millions, unaudited)

		2013
Contractual cash flows to maturity beginning January 1,		$134.1
Expected cash flows to maturity beginning January 1,		50.4
Expected interest income to maturity beginning January 1,		26.8

	Actual through	2013 Guidance
	March 31, 2013	Assumptions
Default rate	13%	24%
Recoveries as percentage of defaults	25%	25%
Yield	21%	21%

Average carrying amount of loans	$24.5	$22.0
Contractual principal pay downs	1.2	3.6
Contractual interest income	1.3	5.4
Expected cash flows applied to principal	1.2	2.2
Expected cash flows applied to interest income	1.3	4.6

Balance Sheet

(In thousands, except share and per share data)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Investment in real estate:
Land	$1,019,581	$1,019,581
Land improvements	2,626,613	2,624,218
Buildings and other depreciable property	540,485	527,718
	4,186,679	4,171,517
Accumulated depreciation	(990,671)	(963,657)
Net investment in real estate	3,196,008	3,207,860
Cash	81,821	37,140
Notes receivable, net	50,263	53,172
Investment in joint ventures	8,454	8,420
Rent and other customer receivables, net	1,008	1,206
Deferred financing costs, net	19,386	20,696
Retail inventory	1,632	1,569
Deferred commission expense	23,305	22,842
Escrow deposits, goodwill, and other assets, net	44,689	45,321
Total Assets	$3,426,566	$3,398,226
Liabilities and Equity
Liabilities:
Mortgage notes payable	$2,051,435	$2,069,866
Term loan	200,000	200,000
Unsecured lines of credit	—	—
Accrued payroll and other operating expenses	63,811	63,736
Deferred revenue – upfront payments from right-to-use contracts	64,019	62,979
Deferred revenue – right-to-use annual payments	16,010	11,088
Accrued interest payable	10,520	10,548
Rents and other customer payments received in advance and security deposits	56,633	55,707
Distributions payable	22,664	—
Total Liabilities	2,485,092	2,473,924
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value 9,945,539 shares authorized as of March 31, 2013 and December 31, 2012; none issued and outstanding as of March 31, 2013 and December 31, 2012	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, 54,461 shares authorized and 54,458 issued and outstanding as of March 31, 2013 and December 31, 2012 at liquidation value	136,144	136,144
Common stock, $0.01 par value 100,000,000 shares authorized; 41,674,652 and 41,596,655 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	416	416
Paid-in capital	1,014,204	1,012,930
Distributions in excess of accumulated earnings	(273,465)	(287,652)
Accumulated other comprehensive loss	(2,148)	(2,590)
Total Stockholders’ Equity	875,151	859,248
Non-controlling interests – Common OP Units	66,323	65,054
Total Equity	941,474	924,302
Total Liabilities and Equity	$3,426,566	$3,398,226

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Zone Park Passes, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2009	2010	2011	2012	2013 (1)
Member Count (2)	105,850	102,726	99,567	96,687	95,000
Right-to-use annual payments (3)	$50,765	$49,831	$49,122	$47,662	$47,500
Number of Zone Park Passes (ZPPs) (4)	—	4,487	7,404	10,198	15,000
Number of annuals (5)	2,484	3,062	3,555	4,280	4,800
Resort base rental income from annuals	$5,950	$6,712	$8,069	$9,585	$11,100
Number of upgrades (6)	3,379	3,659	3,930	3,069	3,150
Upgrade contract initiations (7)	$15,372	$17,430	$17,663	$13,431	$13,900
Resort base rental income from seasonals/transients	$10,121	$10,967	$10,852	$11,042	$11,800
Utility and other income	$1,883	$2,059	$2,444	$2,407	$2,300

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.
The year ended December 31, 2012 and the year ending December 31, 2013, include $0.1 million and $1.6 million, respectively, of revenue recognized related to our right-to-use annual memberships activated through our dealer program. No cash is received from the members during the first year of membership for memberships activated through the dealer program. Revenue earned is offset by non-cash membership sales and marketing expenses related to advertising provided by RV dealers.

4.	ZPPs allow access to up to five zones of the United States and require annual payments.

5.	Members who rent a specific site for an entire year in connection with their right to use contract.

6.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional Properties. Upgrades require a non-refundable upfront payment.

7.	Revenues associated with contract upgrades, included in the line item Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 5.

Debt Maturity Schedule & Summary

Secured Debt Maturity Schedule
(In thousands, unaudited)

Year	Amount
2013	$65,718
2014	132,074
2015	589,564
2016	227,399
2017	90,950
2018	204,202
2019	213,832
2020	137,425
2021+	367,168
Total (1)	$2,028,332

Debt Summary as of March 31, 2013
(In millions, except weighted average interest and average years to maturity, unaudited)

	Total			Secured			Unsecured
	Balance	Weighted Average Interest (2)	Average Years to Maturity	Balance	Weighted Average Interest (2)	Average Years to Maturity	Balance	Weighted Average Interest (2)	Average Years to Maturity
Consolidated Debt	$2,251	5.3%	4.7	$2,051	5.5%	4.8	$200	3.1%	4.3

____________________________

1.
Represents our mortgage notes payable excluding $23.1 million net note premiums and our $200 million term loan as of March 31, 2013. As of March 31, 2013, we had an unsecured line of credit with a borrowing capacity of $380.0 million which accrued interest at a rate of LIBOR plus 1.40% to 2.00% per annum and contained a 0.25% to 0.40% facility fee. The unsecured line of credit matures on September 15, 2016 and has a one-year extension option.

2.	Includes loan costs amortization.

Market Capitalization

(In millions, except share data, unaudited)

Capital Structure as of March 31, 2013
	Total	% of Total	Total	% of Total	% of Total
Secured debt			$2,051	91.1%
Unsecured debt			200	8.9%
Total debt			$2,251	100.0%	38.3%

Common Shares	41,674,652	91.8%
OP Units	3,728,160	8.2%
Total Common Shares and OP Units	45,402,812	100.0%
Common Share price	$76.80
Fair value of Common Shares			$3,487	96.2%
Perpetual Preferred Equity			136	3.8%
Total Equity			$3,623	100.0%	61.7%

Total market capitalization			$5,874		100.0%

Perpetual Preferred Equity as of March 31, 2013
					Annual Dividend
Series	Callable Date		Outstanding Shares	Liquidation Value	Per Share	Value
6.75% Series C	9/7/2017		54,458	$136	$1.6875	$9

Non-GAAP Financial Measures

Funds from Operations (“FFO”) - is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
We define FFO as net income, computed in accordance with GAAP, excluding gains or actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains or actual or estimated losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We believe that the adjustment to FFO for the net revenue deferral of upfront non-refundable payments and expense deferral of right-to-use contract commissions also facilitates the comparison to other equity REITs.
Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items.
Funds available for distribution (“FAD”) is a non-GAAP financial measure. We define FAD as Normalized FFO less non-revenue producing capital expenditures.
Investors should review FFO, Normalized FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT's operating performance. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO, Normalized FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.